Exhibit 99.1

Oxus Acquisition Corp. Announces Pricing of

$150 Million Initial Public Offering

Almaty, Kazakhstan – (September 2, 2021) – Oxus Acquisition Corp. (the “Company”) announced today the pricing of its initial public offering of 15,000,000 units, at a price of $10.00 per unit. The units are expected to commence trading on September 3, 2021 on the Nasdaq Capital Market under the symbol “OXUSU”.

Each unit consists of one Class A ordinary share and one redeemable warrant, with each whole warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the Nasdaq Capital Market under the symbols “OXUS” and “OXUSW”, respectively.

EarlyBirdCapital, Inc. and Sova Capital Limited are serving as the joint book-running managers of the offering. The underwriters have been granted a 45-day option to purchase up to an additional 2,250,000 units at the initial public offering price to cover over-allotments, if any.

The offering is expected to close on or about September 8, 2021, subject to customary closing conditions.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission (the “SEC”) on September 2, 2021. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting EarlyBirdCapital, Inc. at 366 Madison Avenue, 8th Floor, New York, New York 10017, Attention: Syndicate Department, by telephone at 212-661-0200. All sales of the units in the United States will be made by U.S. registered broker-dealers. Sova Capital Limited is not a U.S. registered broker-dealer and therefore any offers and sales of the units by Sova Capital Limited in the United States will be made through Auerbach Grayson & Company LLC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Oxus Acquisition Corp.

Oxus Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, or reorganization or engaging in any other similar business combination with one or more businesses or entities. The Company is led by Chief Executive Officer, Kanat Mynzhanov and will seek to capitalize on the substantial deal sourcing, investing and operating expertise of its founder, non-executive Chairman and director, Kenges Rakishev and its Chief Financial Officer, Askar Mametov, as well as independent directors, Shiv Vikram Khemka, Christophe Charlier and Sergei Ivashkovsky. While the Company may pursue an initial business combination with any target business and in any sector or geographical location, the Company intends to focus its search on targets in energy transition technologies, such as battery materials, energy storage, electric vehicle infrastructure and advanced recycling in emerging/frontier countries including the Commonwealth of Independent States, South and South-East Asia and Middle East and North Africa regions.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the registration statement and preliminary prospectus for the Company’s initial public offering. Copies of these documents can be accessed through the SEC’s website at www.sec.gov. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Media Contact:

Oxus Acquisition Corp.

media@oxusacquisition.com